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                                                                    Exhibit 23.3



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form F-1 of our report dated May 4, 2005 relating to the financial statements of WiderThan Co., Ltd and its subsidiary, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ Samil PricewaterhouseCoopers


Samil PricewaterhouseCoopers
Seoul, Korea
December 6, 2005